UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2008

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	1) Transcend Services, Inc. (“Transcend”) entered into an initial agreement with the Development Corporation of Abilene (“DCOA”) on March 1, 2005 which was amended June 6, 2006. An Agreement for Financial Assistance by and between DCOA and Transcend effective December 1, 2008 (the “Agreement”) was executed on December 26, 2008. The original note as amended is cancelled and replaced by the new note described herein.

(a)	(2) Under the terms of the Agreement, DCOA has authorized a principal reduction of $101,714.50 in exchange for agreement by Transcend to retire the debt three years earlier than agreed and the cancellation of potential future credits earned through training and job creation. This principal reduction results in a new note amount of $550,000 as of December 31, 2008. Transcend will pay DCOA six quarterly payments of $91,666.67 commencing January 1, 2009 with the final payment due April 1, 2010 to satisfy the remaining principal amount. The note will continue to carry a zero interest rate.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
99.1	Promissory Note between Transcend Services, Inc. and Development Corporation of Abilene, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: January 2, 2009	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)